Exhibit 99.1

Somaxon Pharmaceuticals, Inc. September 10, 2009 Rodman & Renshaw 11th Annual Healthcare Conference Nasdaq: SOMX

Forward Looking Statements This presentation contains forward-looking statements about our business, including results of our clinical trials, potential regulatory approval for our product candidate, development timelines, future financial results and events that have not yet occurred. Pharmaceutical development inherently involves significant risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and our other filings made with the SEC from time to time. Our actual results may differ materially from our expectations due to these risks and uncertainties, including our near-term dependence on the success of our lead product candidate, Silenor(r), and factors relating to regulatory approval, research and development, intellectual property protection, ability to raise sufficient capital, ability to attract a strategic partner, competition, industry environment, and other matters. Somaxon undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Corporate Strategy Develop and Commercialize Highly Differentiated Products Focus on late stage or currently marketed assets to reduce development risk Address unmet medical need and patient dissatisfaction in established markets Leverage development, regulatory and commercial expertise Deploy a US Commercial Organization Focus on the CNS therapeutic area Cover high-prescribing physicians with a targeted sales force Create efficiencies through strategic outsourcing Establish Commercial Collaborations to Drive Growth and Profitability Effectively leverage partner resources Reach broader PCP prescriber universe Attract additional product opportunities

Silenor(r) Profile Near-term Opportunity NDA under review "Launch Ready" Marketing Campaign Product profile supports attractive revenue estimates Differentiated Mechanism of Action H1 v. GABA or Melatonin Strong Clinical Efficacy Profile Primary efficacy endpoint significant for all Phase 3 studies Maintenance into the 8th hour of the night Favorable Safety and Tolerability Profile Not scheduled Adverse events comparable to placebo No GABA-ergic related side effects Large Yet Accessible Insomnia Market Over 64MM TRx's in US 44,000 prescribers write half of all TRx's Changing insomnia market dynamics = commercial upside

Significant Events Silenor NDA Initial PDUFA date 12/01/08 Agency delay - New PDUFA date 02/28/09 Complete Response letter 02/25/09 NDA re-submission 06/04/09 New PDUFA date 12/04/09 Strengthened Balance Sheet Sold non-strategic asset to Lundbeck for $1MM in 1Q 2009 Closed on $6MM PIPE on 07/08/09 Cash runway through 2Q 2010 Included existing and new investors

Insomnia Market

Insomnia Market Overview The U.S. insomnia market is large and growing 70 million people in the U.S. suffer from insomnia The market remains under-diagnosed, under-treated, and dissatisfied 14 million (20%) are currently on Rx treatment 9 million currently on Rx treatment (67%) claim they are not satisfied with their current treatment 56 million utilize OTC and other remedies Current treatment options have forced physicians and patients to accept compromise GABA-ergic drugs provide efficacy to varying degrees but involve compromise on tolerability and risk of addiction OTCs address addiction concerns but involve compromise on efficacy and tolerability Melatonin-receptor antagonists address addiction and tolerability concerns but involve compromise on efficacy

2004 2005 2006 2007 2008 Ambien 44 47 54 59 64 Continued Growth in the Insomnia Market Total Rx Millions Total Prescriptions Source: IMS 6% YOY Growth 11/08

6.4 12.8 19.2 25.6 32 Rxs per Decile 6.4 12.8 19.2 25.6 32 Accessible Market Source: IMS Health 44,000 Prescribers Write Half of all TRx's 44,458 30,432 19,235 10,454 3,905 Cumulative # of MDs per decile 10 9 8 7 6 (Decile) (# Rxs)

Changing Market Dynamics "Window of Opportunity" for new treatments No new compounds for the treatment of insomnia have been launched since 2006 No new "novel" compounds expected to launch in near term Number of primary details is decreasing Recent sales force reductions Competitive brands lack a differentiated message Promotional spending is decreasing DTC spending down 44% year over year Consistent trend across brands

Market Remains Dissatisfied Poorly/Not at All Controlled Completely/Well Controlled Somewhat Controlled 4th Qtr East 39 12 49 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Somaxon Market Research, 2006 n = 451 "How well would you say your insomnia/sleep problem is controlled?" 12% 39% 49%

Sleep Maintenance Issues Remain Any Sleep Problem 0.35 0.65 65% 35% Sleep Problem in Past Month At Least a Few Nights/Week 49% Woke Unrefreshed 42% Frequent Nocturnal Awakenings 29% Early Morning Awakenings 26% Difficulty Falling Asleep National Sleep Foundation. Summary of findings: 2008 Sleep in America poll. n = 1760 respondents

A Novel Treatment for Insomnia Silenor (r)

Differentiated Mechanism of Action Histamine (H1) is one of several waking neuro- transmitters important in the arousal system Silenor has high affinity for H1 receptors Silenor has significant effects at night through the blockade of H1, which promotes and maintains sleep H1 blockade does not prevent or diminish arousal due to other neurotransmitters in the arousal system

Relative Affinity for H_1 Receptors



10,000
1,000
488
16
10,000
7,500
5,000
2,500
1
Inverse Affinity (1/Kd (nM) x 10,000)
Doxepin
Amitriptyline*
Diphenhydramine
Trazodone

*Preskorn SH, et al. *J Psychiatr Pract*. 2003;9(5):376-384.
Mansbach RS. Poster presented at: 21st European College of Neuropsychopharmacology Congress; August 30-September 3, 2008; Barcelona, Spain.

Somaxon Pharmaceuticals

15

Doxepin Receptor Affinity H1 5HTT NET M1 alpha 1 5HT2A 433 649 134 82 10,000 709 1 1000 2500 5,000 10,000 100,000 Inverse Selectivity (1/Selectivity) x 10,000 Mansbach RS. Poster presented at: 21st European College of Neuropsychopharmacology Congress; August 30-September 3, 2008; Barcelona, Spain.

Silenor Clinical Program

Phase 3 Studies	***Patients Enrolled***	***Completed***
SP-501- 35 day Adult CI -PSG-3mg & 6mg	n= 229	2nd Qtr 2006
SP-502 – Adult TI-PSG- 6mg	n=565	3rd Qtr 2006
SP-503 –3 Month Elderly PSG- 1mg & 3mg	n=240	4th Qtr 2006
SP-509 – 4 week Elderly Out Patient – 6mg	n=255	4th Qtr 2006
Phase 2 Studies		
SP-401 Adult PSG 1mg, 3mg & 6mg	n=67	4th Qtr 2004
SP-402 Elderly PSG 1mg,3mg &6mg	n=76	4th Qtr 2004
Phase 1 Studies		
SP-405 Dose Linearity	n=16	1st Qtr 2006
SP-504 Food Effect	n=16	1st Qtr 2006
SP-506 Zoloft (SSRI)	n=24	2st Qtr 2006
SP-505 Cimetidine (2D6)	n=24	2st Qtr 2006
SP-507 Relative BA	n=24	2st Qtr 2006
SP-801 Cardiac	n=206	4th Qtr 2008

Somaxon Pharmaceuticals

17

Silenor Clinical Data Summary

		ONSET		MAINTENANCE				PREVENT EARLY AWAKENINGS		GLOBAL OUTCOMES	
Study	Dose	LPS	LSO	WASO	sWASO	TST	sTST	WTAS	SE hr 8	CGI	PGI
P2 Adult	1 mg	p>0.05	p>0.05	p<0.05	p>0.05	p<0.05	p>0.05	p>0.05	p<0.05	Not Assessed	Not Assessed
	3 mg	p>0.05	p>0.05	p<0.05 ✓	p>0.05	p<0.05	p>0.05	p>0.05	p<0.05	Not Assessed	Not Assessed
	6 mg	p>0.05	p<0.05	p<0.05	p>0.05	p<0.05	p<0.05	p<0.05	p<0.05	Not Assessed	Not Assessed
P2 Elderly	1 mg	p>0.05	p>0.05	p<0.05	p<0.05	p<0.05	p<0.05	p>0.05	p>0.05	Not Assessed	Not Assessed
	3 mg	p>0.05	p>0.05	p<0.05 ✓	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	Not Assessed	Not Assessed
	6 mg	p>0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	Not Assessed	Not Assessed
P3 Adult	3 mg	p<0.05	p>0.05	p<0.05 ✓	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p>0.05	p<0.05
	6 mg	p<0.05	p>0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p>0.05	p<0.05
P3 Transient	6 mg	p<0.05 ✓	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	Not Assessed	Not Assessed
P3 Elderly	1 mg	p>0.05	p<0.05	p<0.05 ✓	p<0.05	p<0.05	p<0.05	p>0.05	p<0.05	p<0.05	p<0.05
	3 mg	p>0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05	p<0.05
P3 Elderly	6 mg	Not Assessed	p>0.05	Not Assessed	p<0.05	Not Assessed	p<0.05 ✓	Not Assessed	Not Assessed	p<0.05	p<0.05

KEY: = $p<0.05$; $p>0.05$; Not Assessed ✓ Primary Endpoint

Somaxon Pharmaceuticals

18

Phase 3 Adult Long-term Trial: WASO Night 1 and Night 29 <0.0001 0.0299 p-value 3 mg: 6 mg: Night 1 Night 29 PBO 67 62 DXP 3 mg 41 47 DXP 6 mg 36 41 <0.0001 0.0012 DXP 3 mg PBO DXP 6 mg Minutes (mean)

PBO DXP 1mg DXP 3mg 0 1 0.505 0.62 0.606 2 0.783 0.901 0.914 3 0.848 0.933 0.93 4 0.861 0.909 0.932 5 0.829 0.898 0.901 6 0.807 0.894 0.93 7 0.852 0.888 0.912 8 0.745 0.878 0.884 Ovrl 0.71 0.75 0.8 Phase 3 Adult Long-term Trial: Sleep Efficiency by Hour p-value 3 mg 6 mg 0.3916 0.0492 <0.0001 <0.0001 0.0671 0.1040 0.0014 0.0001 0.0002 0.0006 0.0650 0.0020 0.0693 0.0282 0.0063 <0.0001 DXP 3 mg PBO DXP 6 mg

Phase 3 Transient Insomnia Trial: LPS PBO DXP 6 mg ITT 33.6 20.6 p< 0.0001 Minutes (mean)

Elderly Long-term Trial: Patient Global Impressions After 12 Weeks % of Subjects Reporting Yes Helped Sleep Shortened Onset Increased Duration Got Better Sleep Drug Strength Just Right PBO 0.41 0.37 0.36 0.4 0.29 DXP 1 mg 0.72 0.55 0.58 0.67 0.51 DXP 3 mg 0.74 0.64 0.68 0.74 0.54 * * * * * * * * * * DXP 3 mg DXP 1 mg PBO * p<0.05, vs PBO

Incidence (%) of Treatment-Emergent Adverse Events in Long-term Placebo-Controlled Clinical Trials

System Organ Class Preferred Term*	Placebo (N=278)	Silenor 1 mg (N=77)	Silenor 3 mg (N=157)	Silenor 6 mg (N=203)
Nervous System Disorders				
Somnolence	4	5	6	9
Infections and Infestations				
Upper Respiratory Tract Infection	1	3	2	2
Nasopharyngitis	1	1	2	< 1
Sinusitis	< 1	4	0	< 1
Urinary Tract Infection	1	3	0	< 1
Gastroenteritis	0	0	2	0
Gastrointestinal Disorders				
Nausea	1	0	2	2
Vascular Disorders				
Hypertension	0	1	3	< 1

* Includes events that occurred at a rate of ≥ 2% in any Silenor-treated group and at a higher rate than placebo. Preferred terms of somnolence and sedation were combined as somnolence. Events for which the Silenor incidence was ≥ 2% and equal to or less than placebo are not listed on the table, but included the following: headache, diarrhea.

Somaxon Pharmaceuticals

23

Silenor Commercialization Silenor (r)

"Plan to Win" Capitalize on the Changing Market Dynamics Competitor "turbulence" Lack of differentiated insomnia treatments Shift from expensive DTC strategy Launch with a Competitive Share of Voice with a Partner Target high value physicians ~ 300 Reps achieves 50% coverage Utilize non-personal promotional efforts to leverage into lower deciles Exploit Silenor sampling advantage Integrated Professional Campaign Developed Strong branding elements Patient Education Programs Technology driven physician education Competitive publication plan at launch Targeted Consumer Campaign Developed "Direct to Insomniac" communication via Web Point of Care Programs/Public Relations

Silenor Strategic Platform Unique MOA Differentiate from GABA and non-selective H1's Emphasize broad clinical profile Maintenance Prevention of early awakenings Sleep onset (<30 min) Leverage safety /tolerability profile Non-scheduled Preserves sleep architecture No memory impairment Focus on end benefit to the patient Full night's sleep No next day effects Improved patient outcomes

Strategic Collaboration for Silenor GOALS Successful Silenor launch in 1H 2010 Build a focused Somaxon commercial organization Maximize shareholder value Traditional licensing with co-promotion rights Co-promotion with shared revenues and costs M&A to gain access to sales infrastructure/ products

Somaxon Pharmaceuticals, Inc. Corporate Summary

Financials Cash, cash equivalents & marketable securities (7/31/09) Shares outstanding Fully diluted shares $6.8 MM* 23.6 MM 34.9 MM * Sufficient to fund operations through 2Q 2010 based upon current operating plan

Near-Term Priorities Obtain regulatory approval for Silenor NDA re-submisssion accepted in June 12/4/09 PDUFA action date Partner Silenor Ongoing dialogue with multiple parties Build commercial infrastructure Execute post-approval Launch Silenor in US in 1H 2010

Somaxon Value Proposition Silenor Highly differentiated insomnia treatment Favorable market dynamics "Launch Ready" campaign following regulatory approval Attractive revenue potential Experienced management team Significant commercial launch experience Building a focused commercial organization Capable of driving product sales and profitability Able to leverage/support additional products

Somaxon Pharmaceuticals, Inc. Thank You!